Exhibit 32.1

CERTIFICATIONS OF CEO PURSUANT TO 18 U.S.C. SECTION 1350

I, Don Early, Chief Executive Officer of QC Holdings, Inc. (the “Company”), hereby certify pursuant to Section 1350, of chapter 63 of title 18, United States Code, and Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge, (1) the annual report on Form 10-K of the Company to which this Exhibit is attached (the “Report”) fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934, and (2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Don Early
Don Early

Dated: March 14, 2012